Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Volt Information Sciences, Inc. 2019 Equity Incentive Plan of our report dated January 9, 2019, with respect to the consolidated financial statements of Volt Information Sciences, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the fiscal year ended October 28, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
June 13, 2019